As filed with the Securities and Exchange Commission on May 29, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OmniComm Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3349762
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2101 West Commercial Blvd, Suite 4000

Fort Lauderdale, FL 33309

(954) 473-1254

(Address, including ZIP code, and telephone number, including area code,

of registrant’s principal executive offices)

OmniComm Systems, Inc.

1998 STOCK INCENTIVE PLAN (AS AMENDED)

(Full title of plan)

Ronald T. Linares Chief Financial Officer OmniComm Systems, Inc. 2101 W. Commercial Blvd., Suite 4000 Ft. Lauderdale, Florida 33309 (954) 473-1254	Copy to: Roxanne Beilly, Esq. Schneider Weinberger & Beilly, LLP 2200 Corporate Blvd., NW, Suite 210 Boca Raton, FL 33431-7307 (561) 362-9595

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, par value $.001 per share	5,000,000 shares	$0.60	$3,000,000.00	$92.10

(1)	Also registered hereby are such additional and indeterminable number of shares of Common Stock as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes

(2)	Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the bid and asked price of the common stock, par value $.001 per share, of OmniComm Systems, Inc. on the OTC Bulletin Board on May 23, 2007.

This Registration Statement is being filed for the purpose of increasing the number of shares of common stock for which a registration statement on Form S-8 relating to the OmniComm Systems, Inc. 1998 Stock Incentive Plan, as amended and restated by the first amendment (the “Plan”), is effective. On May 12, 2006, the Registrant filed Registration Statement No. 33-134047 with the Securities and Exchange Commission (the “Commission”) to register 7,500,000 shares to be issued under the Plan. On July 21, 2006, the stockholders of the Registrant approved an increase of 5,000,000 additional shares of common stock to be offered under the Plan. This Registration Statement is being filed to register these additional shares of common stock. Pursuant to General Instruction E of
Form S-8, the contents of Registration Statement No. 33-134047 are incorporated herein by reference.

Item 3. Incorporation of Certain Documents by Reference

The following information that has been filed with the Commission by the Registrant is incorporated by reference into this Registration Statement:

(a) The Annual Report on Form 10-KSB of OmniComm Systems, Inc. for the fiscal year ended December 31, 2006 filed with the Commission on March 30, 2007 (File No. 000-25203);

(b) The Company’s Quarterly Report on Form 10-QSB for the period ended March 31, 2007 filed with the Commission on May 15, 2007;

(c) All other Reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 2006; and

(d) The description of the Registrant’s common stock, par value $.001 per share, contained in the Registrant’s Registration Statement on Form 10-SB, filed with the Commission on December 22, 1998, (File No. 000-25203) under the Exchange, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders rights (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our by-laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant maintains directors’ and officers’ liability insurance which insures the directors and officers of the Registrant and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

(a)	Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Incorporation (1)

3.2	Certificate of Designation – Series A Preferred Stock (2)

3.3	Certificate of Increase – Series A Preferred Stock (3)

3.4	Certificate of Designation –Series B Preferred Stock (4)

3.5	Amendment to Certificate of Incorporation (5)

3.6	By-laws (6)

3.7	Certificate of Amendment – Certificate of Designation – Series A Preferred Stock (7)

3.8	Certificate of Amendment – Certificate of Incorporation (8)

3.9	Certificate of Designation – Series C Preferred Stock (9)

4.1	Form of Warrant Agreement including the Form of Warrant issued in connection with the Series B Preferred Stock offering (10)

4.2	Form of Warrant Agreement including the Form of Warrant issued in connection with the Series C Preferred Stock offering (11)

4.3	Form of 10% Convertible Note (12)

4.4	Form of Placement Agent Unit Option issued to Commonwealth Associates, LP in connection with the Series B Preferred Stock offering (13)

4.5	Form of Placement Agent Unit Option issued to Noesis Capital Corp. in connection with the Series C Preferred Stock offering (14)

5.1	Opinion of Schneider Weinberger & Beilly, LLP

23.1	Consent of Greenberg & Company CPA’s LLC, Registrant’s Independent Auditors

23.2	Consent of Schneider Weinberger & Beilly, LLP (included in Exhibit 5.1)

1)	Incorporated by reference to Exhibit 3(a) filed with our Registration Statement on Form SB-2 dated February 6, 1997.

2)	Incorporated by reference to Exhibit 4(b) filed with our amended Registration Statement on Form 10-SB dated August 25, 1999.

3)	Incorporated by reference to Exhibit 4(c) filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

4)	Incorporated by reference to Exhibit 4(D) filed with our amended Registration Statement on Form SB-2 dated September 17, 2001.

5)	Incorporated by reference to Exhibit 4(E) filed with our Registration Statement on Form SB-2 dated December 27, 2001.

6)	Incorporated by reference to Exhibit 3(b) filed with our Registration Statement on Form SB-2 dated February 6, 1997.

7)	Incorporated by reference to Exhibit 3.7 filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

8)	Incorporated by reference to Exhibit 3.8 filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

9)	Incorporated by reference to Exhibit 3.9 filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

10)	Incorporated by reference to Exhibit 4.1 filed with our Registration Statement on Form SB-2 dated September 29, 2003.

11)	Incorporated by reference to Exhibit 4.2 filed with our Registration Statement on Form SB-2 dated September 29, 2003.

12)	Incorporated by reference to Exhibit 4.3 filed with our Registration Statement on Form SB-2 dated September 29, 2003.

13)	Incorporated by reference to Exhibit 4.4 filed with our Registration Statement on Form SB-2 dated September 29, 2003.

14)	Incorporated by reference to Exhibit 4.5 filed with our Registration Statement on Form SB-2 dated September 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on this 29th day of May, 2007.

OMNICOMM SYSTEMS, INC.

By:	/s/ Cornelis F. Wit
Cornelis F. Wit President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Cornelis F. Wit Cornelis F. Wit	Chief Executive Officer, (Principal Executive Officer), President and Director	May 29, 2007

/s/ Randall G. Smith Randall G. Smith	Chairman of the Board and Chief Technology Officer	May 29, 2007

/s/ Ronald T. Linares Ronald T. Linares	Chief Financial Officer (Principal Financial and Accounting Officer)	May 29, 2007

/s/ Guus van Kesteren Guus van Kesteren	Director	May 29, 2007

/s/ Matthew D. Veatch Matthew D. Veatch	Director	May 29, 2007

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Schneider Weinberger & Beilly, LLP

23.1	Consent of Greenberg & Company CPA’s LLC, Registrant’s Independent Auditors

23.2	Consent of Schneider Weinberger & Beilly, LLP (included in Exhibit 5.1)